UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

AUGUST 24, 2004

Date of Report (Date of earliest event reported)

V G TECH, INC.
(Exact name of registrant as specified in its charter)

NEVADA	0-50163	52-2357931
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

4676 West 6 th Avenue, Suite A,
Vancouver, BC Canada	V6R 1V7
(Address of principal executive offices)	(Zip Code)

604-710-4272
Registrant's telephone number, including area code

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 7 - REGULATION FD

ITEM 7.01 REGULATION FD DISCLOSURE.

On August 23, 2004, V G Tech, Inc. (the "Company") issued a press release announcing a split (discussed at Item 8.01 hereof) of its issued and outstanding common stock, effective August 24, 2004. This press release is attached to this Current Report on Form 8-K as exhibit 99.1.

SECTION 8 - OTHER EVENTS

ITEM 8.01 OTHER EVENTS.

On August 23, 2004 the Company announced a four for one split of its issued and outstanding common stock, effective as of August 24, 2004. As a result of the stock split, the Company's authorized capital has increased from 25,000,000 shares of common stock with a par value of $0.001 per share, of which 17,477,000 shares were issued and outstanding, to 100,000,000 shares of common stock with a par value of $0.001 per share, of which 69,908,000 are issued and outstanding.

The symbol under which the Company's shares trade on the OTC Bulletin Board has been changed from "VGTC" to "VGTE," effective August 24, 2004.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

99.1 Press Release of V G Tech, Inc., issued on August 23, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

V G TECH, INC.

Date:	August 27, 2004
		By:	/signed/Steve Livingston

Name: Steve Livingston
Title: President

2.